Exhibit 23.2





                           CONSENT OF INDEPENDENT AUDITORS


          The Board of Directors
          Mississippi-6 Cellular Corporation


          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1995, except for the second paragraph in note 11, as to which the date is April 18, 1995, in the Registration Statement (Amended Form S-
          4) to register shares of Century Telephone Enterprises, Inc. stock issuable to Mississippi-6 Cellular Corporation shareholders.



          June 12, 1995


          COR\31556.1